TERMINATION AGREEMENT

     TERMINATION AGREEMENT dated as of May 11, 1999 between MARK HONIGSFELD (hereinafter the "Executive"), residing at 969 East End, Woodmere, New York 11598 and COMPU-DAWN, INC., a Delaware corporation ( the "Company"), having its principal place of business at 77 Spruce Street, Cedarhurst, New York 11516.

                                    RECITALS

     WHEREAS, Executive is employed by the Company as its President, Chief Executive Officer and Secretary in accordance with a Restated and Amended Employment Agreement dated March 4, 1997, as amended as of January 8, 1999 ( the "Employment Agreement").

     WHEREAS, Executive and the Company desire to terminate the Employment Agreement on the basis herein provided.

     NOW, THEREFORE, upon the agreements and covenants set forth herein, the parties hereto agree as follows:

     1. Employment Termination. The parties acknowledge and agree that, effective at the close of business on the date hereof, the Executive's employment with the Company as its President, Chief Executive Officer and Secretary is hereby terminated. Accordingly, the Employment Agreement is hereby terminated and of no further force or effect, and neither the Executive nor the Company shall have any further liability or obligation thereunder, except for any salary and benefits which are earned, accrued and unpaid as of the date hereof.

     2. Payments;  Accounting.  (a) For and in  consideration of the Executive's
entering  into  this  Termination   Agreement  and  performing  his  obligations
hereunder, the Company agrees to pay to Executive:

               (i) the sum of Five Hundred Thousand Dollars ($500,000) (the "Base Termination Amount"). The Base Termination Amount shall be payable as follows:

                    (A) One Hundred Thousand Dollars  ($100,000)  payable to the
               Executive simultaneously with the execution and delivery hereof; and

                    (B) Four Hundred Thousand Dollars ($400,000) payable, subject to the provisions of Section 3 hereof, in twelve (12) equal semi-monthly installments of Thirty-Three Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($33,333.33). Each such monthly installment shall be payable at the same time and in the same manner

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               as payments of the Company's  normal payroll cycle,  but not less than semi-monthly.

               (ii) In addition to the Base Termination Amount, in the event the Company sells its Public Safety Business (as defined in Section 3 hereof), it is contemplated that such sale shall provide for the payment by the buyer thereof (the "Buyer") to the Company of a royalty (the "Royalty") based on the revenues derived by the Buyer from the sale or licensing of products and/or assets acquired in connection with its purchase of the Public Safety Business, or derived from services related to the sale of such products and/or assets. In such event, the Company shall pay the Executive an amount equal to eighty percent (80%) of the Royalty, (the "Installment Termination Amount" and, together with the Base Termination Amount, the "Termination Amount"), for so long as the Royalty shall be payable by the Buyer, subject to the provisions of Section 3 hereof.

          (b) The Company shall irrevocably direct the Buyer of the Public Safety Business to pay that portion of the Royalty comprising the Installment Termination Amount directly to the Executive contemporaneously with the Buyer's payment of the balance of the Royalty to the Company. The Company agrees to execute an irrevocable collateral assignment or other documents sufficient to insure assignment of the Installment Termination Amount, if deemed necessary by the Executive.

          (c) The Company shall designate the Executive as one of its duly authorized representatives to review and audit the books of account of the Buyer, or otherwise conduct an accounting of the Buyer with respect to the Royalty, pursuant to any right to any accounting the Company obtains with respect to the Royalty in any Agreement between the Company and the Buyer relating to the sale of the Public Safety Business (a "Public Safety Sale Agreement"). The Company hereby covenants that it will include an accounting provision in the Public Safety Sales Agreement which allows the Company to conduct an accounting of the Buyer with respect to the Royalties.

          (d)  The  Company  shall  pay all of the  reasonable  legal  fees  and expenses of the Executive incurred by him in connection with the negotiation, preparation and delivery of this Termination Agreement including, without limitation, all reasonable fees and expenses due and payable to Jackson Walker L.L.P. in connection herewith.

     3. Acceleration of Payment of Termination Amount. The Company and the Executive acknowledge that the Company is negotiating the sale of its business of designing, developing, licensing, installing and servicing computer software products and systems predominantly for public safety and law enforcement agencies (the "Public Safety Business"). The Company hereby agrees that, if a sale of the Public Safety Business is consummated prior to the payment to the Executive of the Base Termination Amount, the obligation to make the payments contemplated by Section 2(a)(i)(B) above shall be accelerated, and all such payments remaining shall, three (3) days after the consummation of such sale, be due and payable to Executive, out of the proceeds of such sale. The Company and the Executive further agree that if the proceeds of the sale of the Public Safety Business are insufficient to fund such payments, such proceeds shall

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nevertheless  be  applied in full and in  reverse  order of  payment  toward the payment of the Base Termination Amount, and any balance of the Termination Amount remaining shall be payable to the Executive in the manner contemplated by
Section 2(a)(i)(B) above in semi-monthly installments of $33,333.33 until the Base Termination Amount has been paid in full (such installment may be less if a lesser amount will pay the remaining Base Termination Amount in full).

     4. Security Interest. (a) The Company hereby grants to the Executive a valid and binding security interest in any and all tangible and intangible assets in which the Company has or shall have an interest, now or hereafter existing or acquired, and wherever located, together with all additions and accessions thereto and replacements and substitutions thereof and all proceeds and products of the foregoing, as security for the payment or performance of the obligations of the Company to the Executive hereunder. Simultaneously with the execution of this Agreement, the parties are entering into First Amendment to Security Agreement to evidence the security interest granted herein.

          (b) Notwithstanding the foregoing, the Executive shall relinquish his security interest in, and consent to the transfer of, assets of the Company comprising the Public Safety Business in connection with a bona fide sale thereof; provided, however, that such consent shall be conditioned upon the Executive receiving an assignment (the "Assigned Security Interest") from the Company to the Executive of all of the Company's rights and interest in a security agreement between the Company and the Buyer contemplated to be entered into in connection with such sale. The parties hereto agree to amend, or cause to be amended, any UCC Financing Statement naming the Executive as the Secured Party and the Company as the Debtor presently filed against the assets of the Company to reflect the provisions of this Termination Agreement, if deemed reasonably necessary by the Executive. The Assigned Security Interest shall terminate upon the earlier to occur of (i) the fulfillment of the Company's obligation to pay the Termination Payment or (ii) the termination and/or fulfillment of any and all obligations of the Buyer to the Company in connection with the sale of the Public Safety Business.

     5. Resignation. By executing this Termination Agreement, the Executive voluntarily resigns, effective immediately, from all capacities and positions with the Company, including but not limited to the offices of Chief Executive Officer, President and Secretary and Director of the Company, the Chief Executive Officer, Secretary, and Director of e.TV Commerce, Inc., and all officerships and directorships of Rugby Acquisition Corp. and ETEL Communications Corp.

     6. Representations of the Executive. The Executive represents, warrants, and agrees with the Company as follows:

          (a) To his knowledge, after due investigation, no consents of governmental and other regulatory agencies, foreign or domestic, or of other parties, are required to be received by or on the part of the Executive to enable him to enter into and carry out this Agreement and the transactions contemplated hereby.


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          (b) The  Executive  has the power to enter into this  Agreement and to carry out his obligations hereunder. This Agreement constitutes the valid and binding obligation of the Executive, and is enforceable in accordance with its terms.

          (c) There is no unfulfilled agreement or commitment, written or oral, made by the Executive for or on behalf of the Company pursuant to which the Company is obligated to pay more than $5,000 singly, or $15,000 in the aggregate, or which contractually restricts in any way the Company's ability to enter into any agreement in the future (i) that since December 31, 1998 has not been disclosed in writing to the Company and (ii) prior to December 31, 1998 has not been disclosed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 or the audited annual financial statements of the Company in connection therewith.

          (d) There is no liability or obligation incurred on behalf of the Company by the Executive that has not been disclosed in writing to the Company.

          (e) No acts or omissions finally determined by a court of competent jurisdiction prior to or following the date hereof to constitute fraud, gross negligence, or other illegality which has a material adverse effect on the Company, have been committed by the Executive for or on behalf of, or in his capacity as a director or officer of, the Company.

          (f) Neither the execution and delivery of this Agreement, nor compliance by the Executive with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

               (i) violate any judgment, order, injunction, decree or award against, or binding upon, the Executive;

               (ii) violate or otherwise breach the terms of any agreement or understanding, written or oral, to which the Executive is a party or is otherwise bound; or

               (iii) violate any law or regulation of any jurisdiction relating to the Executive.

          (g) No representation, warranty or statement by the Executive in this Agreement intentionally contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not misleading.

     7. Representations of the Company. The Company represents, warrants, and agrees with the Executive as follows:

          (a) To the Company's knowledge, after due investigation, no consents of governmental and other regulatory agencies, foreign or domestic, or of other parties, are required to be received by or on the part of the Company to enable it to enter into and carry out this Agreement

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



     and the transactions contemplated hereby.

          (b) The Company has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Company, and is enforceable in accordance with its terms.

          (c)  Neither  the  execution  and  delivery  of  this   Agreement  nor
     compliance by the Company with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

               (i) violate the Certificate of Incorporation or By-Laws of the Company;

               (ii) violate any judgment, order, injunction, decree or award against, or binding upon, the Company;

               (iii) violate or otherwise breach the terms of any agreement or understanding, written or oral, to which the Company is a party or is otherwise bound; or

               (iv) violate any law or regulation of any jurisdiction relating to the Company.

          (d) No representation, warranty or statement by the Company in this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not misleading.

     8. Restrictive Covenants. (a) The Executive covenants that for a period of twenty-four (24) months following the date hereof, he will not, either directly or indirectly, (i) disclose or otherwise make known to any person or entity the names and addresses of any of the customers of the Company, or (ii) call on, solicit, or take away, or attempt to call on, solicit, or take away, any of the customers of the Company or its subsidiaries with whom he became acquainted during his employment with the Company, either for himself or for any other person, firm, corporation or other entity.

          (b) The Executive acknowledges that the Company and/or its subsidiaries have developed unique skills, concepts, sales presentations, marketing programs, marketing strategy, business practices, methods of operation, trademarks, licenses, technical information, proprietary information, computer software programs, tapes and disks concerning its or their operations, systems, customer lists, customer leads, documents identifying past, present and future customers, hiring and training methods, investment policies, financial and other confidential and proprietary information concerning its operations and expansion plans ("Trade Secrets"). The Executive agrees and covenants that, except with the prior written consent of the Company, the Executive shall not, directly or indirectly, use for the Executive's own benefit or for the benefit of another, or disclose,

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



     disseminate, or distribute to another, any Trade Secret (whether or not acquired, learned, obtained, or developed by the Executive alone or in conjunction with others) of the Company or its subsidiaries. All memoranda, notes, records, drawings, documents, or other writings whatsoever (including copies thereof) made, compiled, acquired, or received by the Executive during his employment by the Company, arising out of, in connection with, or related to any activity or business of the Company or its subsidiaries, including, but not limited to, the customers, suppliers, or others with whom the Company or its subsidiaries has a business relationship, the arrangements of the Company or its subsidiaries with such parties, and the pricing and expansion policies and strategy of the Company or its subsidiaries, are, and shall continue to be, the sole and exclusive property of the Company and its subsidiaries, and shall be returned to the Company within five (5) days of the execution of this Agreement.

          (c) The Executive hereby covenants and agrees that for a period of twenty four (24) months following the date hereof, he will not, either directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder (other than through ownership of publicly traded capital stock of a corporation which represents less than five percent (5%) of the outstanding capital stock of such corporation), corporate officer, director, investor, financier or in any other individual or representative capacity, engage or participate in any business which is directly competitive with the business of the Company or any of its subsidiaries in the Internet service provider, e-commerce and telecommunications business marketing products and services through a multi-level referral network marketing organization.

     9. Other Agreements. (a) The parties hereto acknowledge and agree that, except as expressly provided in, or contemplated by, this Termination Agreement, and except for (i) any rights of indemnification to which the Executive may be entitled by law or under the By-Laws or Certificate of Incorporation of the Company, and any rights of indemnification to which the Executive is entitled pursuant to the Indemnification Agreement by and between the Executive and the Company (the "Indemnification Agreement"), (ii) the obligation of the Company to pay to the Executive [Twelve Thousand Five Hundred Dollars ($12,500) ]in principal amount, plus interest, pursuant to that certain Amended and Restated Loan Agreement dated April 30, 1997, by and between the Company and the Executive (the "Loan Agreement"), and (iii) unreimbursed expenses of the Executive, which the Company hereby agrees to pay, there are no outstanding unfulfilled contracts, commitments, or other obligations of whatsoever nature as between the Executive and the Company or any outstanding indebtedness owed by either party to the other; and the parties hereto hereby further agree that any and all disputes, claims, open accounts and other unresolved matters with respect to any of the foregoing which may exist on the date hereof, shall be, and hereby are, in all respects resolved, satisfied and settled as between the parties.

          (b) Simultaneously with the execution and delivery hereof, the parties shall enter into a Consulting Agreement pursuant to which the Executive shall agree to provide consulting services to the Company, upon the terms and conditions, and for the consideration, set forth in the Consulting Agreement in or substantially in, the form annexed hereto as Exhibit 9(b) (the "Consulting Agreement").

          (c) The Company shall, at its expense, provide to the Executive until at least

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     December  31,  1999,  such  office  space  at  its  executive   offices  in
     Cedarhurst, New York (the Cedarhurst Premises") as shall, in the reasonable opinion of the Board of Directors, be suitable and adequate for the Executive's use and shall be comparable in amenities to, his current office space. In the event that the Company subleases or reconfigures the Cedarhurst Premises prior to such date, the Company shall provide to the Executive an amount of space and amenities approximately equivalent to those provided to the Executive before such sublease or reconfiguration. The foregoing notwithstanding, the Company shall have no obligation to provide the Executive with such office space if, and from the time that, the Company subleases the entire Cedarhurst Premises to an unaffiliated third party.

          (d) The Company hereby agrees to employ Gina Shaughnessy ("Shaughnessy") through at least December 31, 1999, and as full compensation for services rendered by Shaughnessy shall pay to her the salary, and provide the benefits, currently being received by her as of the date hereof. In the event that the Company terminates Shaughnessy's employment on or after December 31, 1999, and Shaughnessy is not employed by the Executive or by any affiliate of the Executive within one week of such termination, Shaughnessy shall be entitled to receive a severance payment in an amount equal to three month's salary, payable by the Company within seven (7) days of such termination. During the period of Shaughnessy's employment, the Company shall allow the Executive the use of the services of Gina Shaughnessy as required by the Executive, provided however that the Company may utilize a reasonable amount of Shaughnessy's working time and under the supervision of the Executive from time to time during normal business hours to attend to certain administrative matters of the Company of the same nature as those matters which Shaughnessy currently attends.

     10. Releases.

          (a) The Company hereby remises, releases, and forever discharges and by these presents does for itself and its successors and assigns, remise, release, and forever discharge the Executive and his heirs, successors and assigns from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which it ever had, now has or which may hereafter accrue or which it, its successors or assigns, hereafter can, shall or may have for, upon or by reason of any matter from the beginning of the world to the day of the date of these presents; provided, however, it is confirmed herewith that this release does not affect the rights or obligations of the Company or the Executive under or pursuant to (i) the Consulting Agreement, (ii) the Loan Agreement the related Security Agreement, the associated promissory note and other related documents,
     (iii) the Indemnification Agreement, or (iv) this Termination Agreement (the "Excluded Agreements").

          (b) The Executive hereby remises, releases, and forever discharges and by these presents does for himself and his successors and assigns, remise, release, and forever discharge the Company, its subsidiaries, affiliates, directors, officers and stockholders (collectively, the "Company

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     Releasees") and successors and assigns of Company Releasees from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which the Executive ever had, now has or which may hereafter accrue or which the Executive, his successors or assigns, hereafter can, shall or may have for, upon or by reason of any matter from the beginning of the world to the day of the date of these presents; provided, however, it is confirmed herewith that this release does not affect the rights or obligations of the Executive or the Company Releasees under or pursuant to the Excluded Agreements.

          (c) The Company and the Executive affirm that no representation of fact or opinion has been made to induce the giving of the releases provided by this Section 10 (the "Releases") other than as specifically set forth herein and that it is therefore specifically agreed that the Releases shall be a complete bar to any and all claims, suits or damages whatsoever, other than with respect to the Excluded Agreements.

     11. Nondisparagement. The Company agrees that neither the Company nor any officer, director, employee, consultant, affiliate or agent of the Company shall make any statement, written or oral, to any person or entity, or otherwise in general to the public, or to the business or financial community, or take any action, directly or indirectly, that disparages or is likely to diminish the reputation of the Executive, or which could adversely affect the ability of the Executive to enter into or consummate any business transaction, or the business or reputation of the Executive; provided, however, that the foregoing shall not preclude the Company from making any statement which is required (i) to accurately comply with a court order, subpoena or other discovery necessary in an action or proceeding in a court of competent jurisdiction, or (ii) by an administrative agency or the Nasdaq Stock Market, Inc., or (iii) to accurately comply with the Company's reporting requirements under the Securities Exchange Act of 1934, as amended.

     12. Choice of Law and Venue. The parties agree that this Termination Agreement is made and entered into in Nassau County, New York and shall be governed by and construed in accordance with the laws of the State of New York, and that any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Termination Agreement shall be brought in the applicable state court in and for Nassau County, New York which Courts shall be the exclusive courts or jurisdiction and venue.

     13. Entire Agreement. This Termination Agreement contains the full and complete understanding and agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior or contemporaneous written or oral understandings or agreements with respect to the subject matter hereof. No modification of this Termination Agreement shall be binding unless made in writing and signed by the party sought to be charged.

     14. Binding Effect. This Termination Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives.

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Shaugnessy is an intended third-party beneficiary of Section 9(d) hereof.

     15. Equitable Relief; Breach. The Executive acknowledges and agrees that, in the event the Executive shall violate or threaten to violate any of the restrictions of Section 8 hereof, the Company will be without an adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity, it being understood that such remedy shall be in addition to any other remedies which the Company may have at law or in equity.

     16. Waiver; Severability. The waiver by either party of a breach of any provision of this Termination Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision of this Termination Agreement, or part thereof, shall be held to be invalid or unen forceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Termination Agreement, and this Termination Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

     17. Notices; Deliveries. Any notice, delivery or other communication required or permitted hereunder shall be sufficiently given if delivered by hand or sent by certified mail, return receipt requested, facsimile transmission, overnight mail or nationally recognized overnight courier, addressed as follows:

                  If to the Company:

                  c/o e.TV Commerce, Inc.
                  12735 Gran Bay Parkway West, Bldg. 200
                  Jacksonville, Florida 32241
                  Attention: Chairman of the Board
                  Telecopier Number: (904) 680-6442

                  with a copy to:

                  Certilman Balin Adler & Hyman, LLP
                  90 Merrick Avenue
                  East Meadow, New York  11554
                  Attention: Gavin C. Grusd, Esq.
                  Telecopier Number:  (516) 296-7111

                  If to the Executive:

                  969 East End
                  Woodmere, New York 11598
                  Telecopier Number: (516) 569-7639


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                  with a copy to:

                  Jackson Walker L.L.P.
                  901 Main Street
                  Suite 6000
                  Dallas, Texas 75202
                  Attention: Charles Maguire, Esq.
                  Telecopier Number: (214) 953-5822

or such other address as shall be furnished in writing by either party, and any notice, delivery or communication given pursuant to the provisions hereof shall be deemed to have been given as of the date delivered or so mailed or transmitted.

     18. Counterparts; Headings. This Termination Agreement may be executed in counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement. The headings contained in this Termination Agreement are solely for the convenience of the parties, and are not intended to and do not limit, construe or modify any of the terms and conditions hereof.

     19. Waiver of Jury Trial. THE COMPANY AND THE EXECUTIVE ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. THE COMPANY AND THE EXECUTIVE EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND WITHOUT COERCION, WAIVES ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER THE COMPANY NOR THE EXECUTIVE SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.


     IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the day and year first above written.

                                                COMPU-DAWN, INC.


                                             By: /s/ Robert E. (Teddy) Turner
                                                 -----------------------------
                                                Robert E. (Teddy) Turner, IV
                                                Chairman of the Board


                                                /s/ Mark Honigsfeld
                                               --------------------------------
                                               MARK HONIGSFELD



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